[NORTH FORK LOGO]

                                                      PRESS RELEASE

          FOR IMMEDIATE RELEASE    CONTACT:  DANIEL M. HEALY
                                             EXECUTIVE VICE PRESIDENT
                                             & CHIEF FINANCIAL OFFICER

                NORTH FORK BANCORPORATION RECEIVES REGULATORY
                    APPROVALS TO ACQUIRE METRO BANCSHARES

               Mattituck, N.Y. - October 28, 1994 - North Fork Bancorporation, Inc. (NYSE:NFB) announced today that it has received all of the required regulatory approvals from the Federal Reserve Bank of New York, Federal Deposit Insurance Corporation, New York State Banking Department and the Office of Thrift Supervision to acquire Metro Bancshares. Based upon the exchange ratio formula contained in the merger agreement, North Fork will issue 1.645 common shares for each share of Metro outstanding at the consummation date. The Special Shareholders' meetings to consider and vote upon the transaction is scheduled for November 10, 1994. It is anticipated that the closing will take place on November 30, 1994.

                    "We believe that as the companies are merged and the integration of our complementary businesses are completed, our shareholders will begin to realize the benefits immediately", stated John Adam Kanas, Chairman, President and Chief Executive Officer.